Exhibit 10.1

EXECUTION VERSION

AGREEMENT

THIS AGREEMENT (“Agreement”), dated as of March 23, 2010, is made by and between Microtune, Inc., a Delaware corporation (“Microtune” or the “Company”), and the entities and natural persons listed on Schedule A hereto and their Affiliates (collectively, the “Ramius Group”) (each of the Company and the Ramius Group, a “Party” to this Agreement, and collectively, the “Parties”).

WHEREAS, the Ramius Group duly submitted a nomination letter to the Company on December 23, 2009 (the “Nomination Letter”) nominating four (4) individuals as director candidates for election to the Company’s Board of Directors (the “Board”) at the 2010 annual meeting of stockholders of the Company (the “2010 Annual Meeting”); and

WHEREAS, the Ramius Group beneficially owns shares of common stock of Microtune (the “Common Stock”) totaling, in the aggregate, 4,950,000 shares, or approximately 9.2% of the Common Stock issued and outstanding on the date hereof; and

WHEREAS, Microtune and the Ramius Group have agreed that it is in their mutual interests to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, and agreements contained herein, and other good and valuable consideration, the Parties mutually agree as follows:

1. Representations and Warranties of the Ramius Group. The Ramius Group represents and warrants to Microtune that (a) this Agreement has been duly authorized, executed and delivered by the Ramius Group, and is a valid and binding obligation of the Ramius Group, enforceable against the Ramius Group in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (b) the execution of this Agreement, the consummation of each of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of (i) any law, rule, regulation, order, judgment or decree applicable to the Ramius Group, or (ii) the organizational documents of the Ramius Group as currently in effect; and (c) as of the date of this Agreement, the Ramius Group may be deemed to beneficially own in the aggregate 4,950,000 shares of Common Stock.

2. Representations and Warranties of Microtune. Microtune hereby represents and warrants to the Ramius Group that (a) this Agreement has been duly authorized, executed and delivered by Microtune, and is a valid and binding obligation of Microtune, enforceable against Microtune in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (b) the execution of this Agreement, the consummation of each of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not (1) conflict with, result in a breach or violation of, constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, result in the loss of a material benefit or give any right of termination, amendment, acceleration or cancellation under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of Microtune or any of its subsidiaries pursuant to any law, any order of any court or other agency of government, Microtune’s Restated Certificate of Incorporation (the “Restated Certificate”), Microtune’s Amended and Restated Bylaws (the “Bylaws”), or the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which Microtune is a party or bound or to which its property or assets is subject or (2) trigger any “change of control” provisions in any agreement to which Microtune is a party; and (c) no consent, approval, authorization, license or clearance of, or filing or registration with, or notification to, any court, legislative, executive or regulatory authority or agency is required in order to permit Microtune to perform its obligations under this Agreement, except for such as have been obtained.

3. Directorships.

(a) Microtune agrees to (i) nominate Robert Rast (the “First Nominee”), Raghu Rau (the “Second Nominee”) and Drew Peck (the “Third Nominee” and, together with the First Nominee and Second Nominee, the “2010 Nominees”), or any Replacement Nominee appointed pursuant to Section 3(d), Section 3(e) or Section 3(f) below as applicable, for election to Microtune’s Board at the 2010 Annual Meeting, (ii) recommend, and reflect such recommendation in Microtune’s definitive proxy statement in connection with the 2010 Annual Meeting, that the stockholders of Microtune vote to elect the 2010 Nominees as directors of Microtune at the 2010 Annual Meeting, and (iii) use its reasonable efforts to solicit and obtain proxies in favor of the election of the 2010 Nominees at the 2010 Annual Meeting, in the same manner as for the other candidates nominated for election at the 2010 Annual Meeting.

(b) Microtune agrees that the Board and all applicable committees of the Board will nominate no more than nine (9) members for election to Microtune’s Board at the 2010 Annual Meeting, inclusive of the 2010 Nominees. Microtune further agrees that the Board and all applicable committees of the Board will nominate no more than nine (9) members for election to Microtune’s Board at the 2011 Annual Meeting and the Board shall take no action to increase the size of the Board to more than nine (9) members prior to the conclusion of the 2011 Annual Meeting.

(c) Microtune agrees that it shall hold the 2010 Annual Meeting no later than May 20, 2010.

(d) Subject to Section 3(k), Microtune agrees that if the First Nominee refuses to serve or stand for election at the 2010 Annual Meeting, resigns as a director or is removed as a director, Microtune shall have the ability to designate a substitute person to replace such First Nominee, subject to the approval of the Ramius Group acting in good faith, which approval shall not be unreasonably withheld (any such replacement First Nominee appointed in accordance with the provisions of this clause (d) shall be referred to as the “Replacement First Nominee”). The Replacement First Nominee shall qualify as “independent” pursuant to NASDAQ listing standards and shall not be an Affiliate or Associate of the Ramius Group. The Board shall appoint the Replacement First Nominee to the Board no later than five (5) business days after the Nominating and Corporate Governance Committee’s approval of the Replacement First Nominee. The Replacement First Nominee shall be deemed the First Nominee for all purposes of this Agreement.

(e) Subject to Section 3(k), Microtune agrees that if the Second Nominee refuses to serve or stand for election at the 2010 Annual Meeting, resigns as a director or is removed as a director, the Ramius Group shall have the ability to designate a substitute person to replace such Second Nominee, subject to the approval of Microtune’s Nominating and Corporate Governance Committee in good faith after exercising its fiduciary duties, which approval shall not be unreasonably withheld (any such replacement Second Nominee appointed in accordance with the provisions of this clause (e) shall be referred to as the “Replacement Second Nominee”). The Replacement Second Nominee shall qualify as “independent” pursuant to NASDAQ listing standards and shall not be an Affiliate or Associate of the

Ramius Group. In the event the Nominating and Corporate Governance Committee does not accept a substitute director(s) recommended by the Ramius Group to replace such Second Nominee, the Ramius Group will have the right to recommend additional substitute director(s) for consideration by the Nominating and Corporate Governance Committee. The Board shall appoint the Replacement Second Nominee to the Board no later than five (5) business days after the Nominating and Corporate Governance Committee’s approval of the Replacement Second Nominee. The Replacement Second Nominee shall be deemed the Second Nominee for all purposes of this Agreement.

(f) Subject to Section 3(k), Microtune agrees that if the Third Nominee refuses to serve or stand for election at the 2010 Annual Meeting, resigns as a director or is removed as a director, a substitute person to replace such Third Nominee shall be appointed by the Nominating and Corporate Governance Committee, following the identification of a candidate mutually acceptable to the Company and the Ramius Group (any such replacement Third Nominee appointed in accordance with the provisions of this clause (f) shall be referred to as the “Replacement Third Nominee”). In the event the Company and the Ramius Group are unable to identify a mutually acceptable candidate to replace such Third Nominee, then there shall exist a vacancy on the Board until the election of directors at the 2011 Annual Meeting. The Replacement Third Nominee shall qualify as “independent” pursuant to NASDAQ listing standards and shall not be an Affiliate or Associate of the Ramius Group. In the event that the Company and the Ramius Group identify a mutually acceptable candidate, the Board shall appoint such candidate as the Replacement Third Nominee to the Board no later than five (5) business days after the Nominating and Corporate Governance Committee’s approval of the Replacement Third Nominee. The Replacement Third Nominee shall be deemed the Third Nominee for all purposes of this Agreement.

(g) Subject to Section 3(k), and conditioned upon the 2010 Nominees agreeing to hold all information provided as confidential and to act in a fiduciary manner with respect all such information in the same manner as if they were directors of Microtune, Microtune agrees that it will permit the 2010 Nominees to participate as observers to the Board at all meetings of the Board (whether by phone or in person) and will provide to such 2010 Nominees copies of all notices and written information furnished to the full Board in connection with any such meetings at substantially the same time they are so furnished to the Board; provided however, that Microtune reserves the right to withhold any information and to exclude the 2010 Nominees from any such meeting or portion thereof to the extent that access to such information or attendance at such meeting could adversely affect the attorney-client privilege between Microtune and its counsel.

(h) Microtune agrees that it will provide the Ramius Group with a list of up to nine (9) nominees that the Nominating and Corporate Governance Committee intends to nominate for election at the 2011 Annual Meeting no later than December 1, 2010 (the “Proposed 2011 Nominees”). Microtune agrees that it will provide the Ramius Group with written notice no later than two (2) business days following any change to the Proposed 2011 Nominees.

(i) The Ramius Group shall have the option to propose a substitute person to replace the First Nominee for election at the 2011 Annual Meeting for consideration by Microtune’s Nominating and Corporate Governance Committee (any such replacement First Nominee appointed in accordance with the provisions of this clause (i) shall be referred to as the “Alternate First Nominee”). The Alternate First Nominee shall qualify as “independent” pursuant to NASDAQ listing standards and shall not be an Affiliate or Associate of the Ramius Group. For the avoidance of doubt, nothing in this Section 3(i) shall obligate Microtune to approve any Alternate First Nominee proposed by the Ramius Group, and such approval may be withheld by Microtune in its sole discretion.

(j) Microtune agrees to (i) recommend, and reflect such recommendation in Microtune’s definitive proxy statement in connection with the 2011 Annual Meeting, that the stockholders of Microtune vote to elect each of the candidates nominated by Microtune for election as directors of Microtune at the 2011 Annual Meeting (the “2011 Nominees”), and (ii) use its reasonable efforts to solicit and obtain proxies in favor of the election of each of the 2011 Nominees at the 2011 Annual Meeting.

(k) Notwithstanding anything to the contrary herein, if at any time the Ramius Group’s aggregate beneficial ownership of Common Stock decreases to less than 4.0% of the Company’s shares of Common Stock outstanding as of the date hereof, clauses (d), (e), (f) and (g) of this Section 3 shall be void ab initio.

4. Standstill Restrictions.

(a) Except as otherwise permitted pursuant to the terms of this Agreement, during the term of this Agreement, the Ramius Group shall not, and shall cause their respective Affiliates and Associates (as defined below) under their control or direction not to, in any manner, directly or indirectly:

(i) solicit (as such term is used in the proxy rules of the Securities and Exchange Commission (the “SEC”)) proxies or consents to vote any securities of Microtune, or make, or in any way participate in, any “solicitation” of any “proxy” within the meaning of Rule 14a-1 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to vote any shares of Common Stock with respect to the election or removal of directors, or become a “participant” in any “contested solicitation” for the election or removal of directors with respect to Microtune (as such terms are defined or used in the Exchange Act and the rules promulgated thereunder), other than solicitations or acting as a participant in support of all of Microtune’s nominees;

(ii) purchase or cause to be purchased or otherwise acquire or agree to acquire beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act) of any Common Stock or other securities issued by Microtune, if in any such case, immediately after the taking of such action, the Ramius Group would, in the aggregate, collectively beneficially own more than 14.99% of the then outstanding shares of Common Stock;

(iii) form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Common Stock (other than a group comprised solely of the Ramius Group); provided, however, to the extent that the Ramius Group nominates any person(s) for election at the 2011 Annual Meeting in accordance with Section 4(b), nothing herein shall limit the ability of the Ramius Group to form a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with such person(s) in furtherance of electing the Ramius Group’s nominee(s) at the 2011 Annual Meeting;

(iv) deposit any Common Stock in any voting trust or subject any Common Stock to any arrangement or agreement with respect to the voting of any Common Stock, other than any such voting trust, arrangement or agreement solely among the Ramius Group;

(v) otherwise act, alone or in concert with others to make any public statement critical of Microtune, its directors or management; provided, however, nothing herein shall limit the ability of the Ramius Group to make any public statement critical of Microtune, its directors or management following the conclusion of the 2011 Annual Meeting; provided further, that if

Ramius elects to nominate any person for election as a director of the Company at the 2011 Annual Meeting then nothing herein shall limit the ability of the Ramius Group to make any public statement critical of Microtune, its directors or management on and after the date that is 30 days prior to the last date on which a stockholder of the Company may nominate, in accordance with the applicable procedures set forth in the Company’s Bylaws, a person for election as a member of the Board at the 2011 Annual Meeting (the “2011 Pre-Nomination Date”);

(vi) control or seek to control the Board, other than through non public communications with the officers and directors of Microtune (other than in the event the Company fixes the size of the Board at less than nine (9) members prior to the 2011 Annual Meeting, in which case nothing herein shall prevent the Ramius Group from submitting up to that number of nominations that is permitted in accordance with Section 4(b) hereof) ;

(vii) seek or encourage any person (other than any member of the Ramius Group) to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to Microtune;

(viii) (1) make any proposal for consideration by stockholders at any annual or special meeting of stockholders or (2) make any offer or proposal (with or without conditions) with respect to a merger, acquisition, disposition or other business combination involving Ramius and Microtune; provided, however, that nothing herein will limit the ability of (1) any member of the Ramius Group, or its respective Affiliates and Associates, except as otherwise provided in Section 5, to vote its shares of Common Stock on any matter submitted to a vote of the stockholders of the Company or (2) the Ramius Group to announce its opposition to any Board approved proposals related to a merger, acquisition, disposition of all or substantially all of the assets of Microtune or other business combination involving Microtune;

(ix) seek, alone or in concert with others, (1) to call a special meeting of stockholders, or (2) representation on the Board, except as specifically contemplated in Sections 3(a), (d), (e), (f) and (i) and Section 4(b), or (3) the removal of any member of the Board, other than at the 2011 Annual Meeting as contemplated by Section 4(b); or

(x) make any request to amend, waive or terminate any provision of this Agreement, other than through non public communications with the officers and directors of Microtune that do not trigger any disclosure obligation on the part of any member of the Ramius Group.

(b) Notwithstanding anything in Section 4(a) to the contrary, on and after the 2011 Pre-Nomination Date, the Ramius Group shall not be prohibited from (i) nominating one person for election at the 2011 Annual Meeting in accordance with the Company’s procedures set forth in its Bylaws for stockholders to nominate persons for election to the Board, (ii) soliciting proxies with respect to the voting securities of the Company with respect to such nominee (and any additional nominee(s) to the extent permitted by and in accordance with clauses (w), (x), (y) and (z) of this Section 4(b)), or (iii) taking any actions in connection with the nomination of such person (or persons) in connection with the 2011 Annual Meeting and in furtherance of the election of such person (or persons) at the 2011 Annual Meeting, including but not limited to, taking any of the actions described above in Sections 4(a)(i), 4(a)(iii), 4(a)(v), requesting a stockholder list and related information, filing an amendment or amendments to its Schedule 13D regarding the Common Stock of the Company as required by law or taking any other action related to the solicitation of proxies or making any public filings or announcements in furtherance thereof; provided, however, that (w) in the event that either (A) the Ramius Group has not proposed an Alternative First Nominee for consideration by Microtune in accordance with Section 3(i), or (B) Microtune has not consented to nominate an Alternate First Nominee proposed by the Ramius Group in accordance with Section 3(i) for election to the Board at the 2011 Annual Meeting, then the Ramius Group shall be permitted to nominate one additional person for election at the 2011 Annual Meeting in opposition to the First Nominee or any person nominated by the Company in substitution for the First Nominee; (x) in the event that the Company does not nominate the Second Nominee for election to the Board at the 2011 Annual Meeting, then the Ramius Group shall be permitted to nominate one additional person for election at the 2011 Annual Meeting in opposition to the person nominated by the Company in substitution for the Second Nominee; (y) in the event that the Company does not nominate the Third Nominee for election to the Board at the 2011 Annual Meeting or there exists a vacancy in the seat previously held by the Third Nominee, then the Ramius Group shall be permitted to nominate one additional person for election at the 2011 Annual Meeting in opposition to either (i) the person nominated by the Company in substitution for the Third Nominee or (ii) any other Microtune nominee up for election at the 2011 Annual Meeting to the extent that the Company does not nominate a person in substitution for the Third Nominee; and (z) any person nominated by the Ramius Group pursuant to any of the foregoing clauses (w), (x) and (y) shall qualify as “independent” pursuant to NASDAQ listing standards and shall not be an Affiliate or Associate of the Ramius Group. The Company shall provide the Ramius Group written notice of the adoption by the Board of any amendment to the Company’s Bylaws that changes the time period during which, or procedures by which, a stockholder may, in accordance with the applicable procedures set forth in the Company’s Bylaws, nominate a person for election as a member of the Board at an annual meeting of stockholders, within not more than two (2) business days after such amendment (the “Bylaw Amendment Notice”). In the event that any such amendment of the Company’s Bylaws results in a deadline for the nomination of directors that is a date prior to the date of receipt of the Bylaw Amendment Notice by the Ramius Group, then, notwithstanding any other provisions of this Agreement, the Ramius Group shall have ten (10) days from the date of its receipt of the Bylaw Amendment Notice to nominate persons for election as members of the Board at the 2011 Annual Meeting. In the event the Company provides the Ramius Group written notice of any change to the 2011 Proposed Nominees after the nomination deadline in connection with the 2011 Annual Meeting has passed, then the Ramius Group shall have ten (10) days to submit nominations, or substitutions for any existing nomination, in accordance with this Section 4(b).

(c) Subject to Section 5, any member of the Ramius Group, and any Affiliate or Associate of any such member, shall be entitled to:

(i) vote their shares on any other proposal duly brought before the 2010 Annual Meeting or 2011 Annual Meeting as the Ramius Group determines in their sole discretion; and

(ii) disclose, publicly or otherwise, how it intends to vote or act with respect to any securities of the Company, on any stockholder proposal or other matter to be voted on by the stockholders of the Company (other than the election of directors) and the reasons therefor.

(d) As used in this Agreement, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act and shall include all persons or entities that at any time during the term of this Agreement become Affiliates or Associates of any person or entity referred to in this Agreement.

5. Actions by the Ramius Group.

(a) At the 2010 Annual Meeting, the Ramius Group shall vote, and cause their respective officers, directors, employees and agents to vote, all of the shares of Common Stock beneficially owned by him or them for (i) each of Microtune’s nominees for election to the Board and (ii) the ratification of the appointment of Microtune’s independent auditors;

(b) At the 2011 Annual Meeting, the Ramius Group shall be entitled to vote their shares on the election of directors as the Ramius Group determines in their sole discretion; provided, however, in the event the Ramius Group files a definitive proxy statement with the SEC in furtherance of the election of a director nominee(s) at the 2011 Annual Meeting as contemplated by Section 4(b), the Ramius Group shall vote, and cause their respective officers, directors, employees and agents to vote, all of the shares of Common Stock beneficially owned by him or them for each of Microtune’s nominees for election to the Board that are not in opposition to the Ramius nominee(s).

(c) Upon execution of this Agreement by the Parties, the Ramius Group hereby withdraws its Nomination Letter and agrees that it shall not submit any nominations for election to the Board at the 2010 Annual Meeting or the 2011 Annual Meeting other than in accordance with Section 3 or 4(b) of this Agreement.

(d) The Ramius Group agrees that it will cause its Affiliates and Associates to comply with the terms of this Agreement.

6. Termination. This Agreement shall terminate and the obligations of the Parties under this Agreement shall cease on the earliest of the following (the “Termination Date”):

(a) at the option of Microtune, provided it is not in material breach of this Agreement at such time, upon the earliest of a material breach by the Ramius Group of any obligation hereunder which has not been cured within 14 days after the Ramius Group receives notice of such breach from Microtune;

(b) at the option of the Ramius Group, provided it is not in material breach of this Agreement at such time, upon a material breach by Microtune of any obligation hereunder which has not been cured within 14 days after Microtune receives notice of such breach from the Ramius Group;

(c) thirty (30) days prior to the deadline for the nomination of directors for election or the submission of proposals to be considered at the 2012 Annual Meeting pursuant to the bylaws of the Company as then in effect but in no event later than October 31, 2011; or

(d) at any time, upon the written consent of all of the Parties.

7. Public Announcement. Microtune and the Ramius Group shall promptly disclose the existence of this Agreement after its execution pursuant to a joint press release in substantially the form attached hereto as Exhibit A. Subject to applicable law, none of the Parties shall disclose the existence of this Agreement until the joint press release is issued. The Parties agree that, while this Agreement remains in effect, each Party shall refrain from any disparagement, defamation, libel, or slander with respect to any other Party or its Affiliates or from publicly criticizing such other Party or its Affiliates or, other than as contemplated by Section 4(a)(v) or Section 4(b), from publicly criticizing such other Party or its Affiliates.

8. Amendment of Shareholder Rights Plan. Microtune agrees that it shall seek stockholder approval of any amendment to its Rights Agreement, dated March 4, 2002, that reduces the beneficial ownership threshold for an “Acquiring Person” to below 15%. In the event any such amendment is approved by the Board less than one hundred twenty (120) calendar days prior to the first anniversary date of the previous year’s annual meeting of stockholders, then the Company shall submit the amendment for stockholder approval at the Company’s next annual meeting of stockholders, which approval shall require a majority of the shares in attendance at such meeting. In the event any such amendment is approved by the Board more than one hundred twenty (120) calendar days prior to the first anniversary date of the previous year’s annual meeting of stockholders, then the Company shall call a special meeting of stockholders for consideration of the amendment within one hundred twenty (120) days of the date of the amendment. The amendment shall be approved by a majority of the shares in attendance at such meeting. If not approved by stockholders, then the amendment shall be rescinded.

9. Releases.

(a) The Ramius Group hereby agrees for the benefit of Microtune, and each controlling person, officer, director, stockholder, agent, Affiliate, employee, partner, attorney, heir, assign, executor, administrator, predecessor and successor, past and present, of Microtune (Microtune and each such person being a “Microtune Released Person”) as follows:

(i) The Ramius Group, for themselves and for their members, officers, directors, assigns, agents and successors, past and present, hereby agrees and confirms that, effective from and after the date of this Agreement, they hereby acknowledge full and complete satisfaction of, and covenant not to sue, and forever fully release and discharge each Microtune Released Person of, and hold each Microtune Released Person harmless from, any and all rights, claims, warranties, demands, debts, obligations, liabilities, costs, attorneys’ fees, expenses, suits, losses and causes of action of any nature whatsoever, whether known or unknown, suspected or unsuspected (collectively, “Claims”) that the Ramius Group may have against the Microtune Released Persons, in each case with respect to events occurring prior to the date of the execution of this Agreement.

(ii) The Ramius Group understands and agrees that the Claims released by the Ramius Group above include not only those Claims presently known but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the Claims as described above. The Ramius Group understands that they may hereafter discover facts different from or in addition to what they now believe to be true, which if known, could have materially affected this release of Claims, but they nevertheless waive any claims or rights based on different or additional facts.

(b) The Ramius Group agrees that, during the term of the Agreement, (i) no member of the Ramius Group shall, without the consent of Microtune, instigate, solicit, assist, intervene in, or otherwise voluntarily participate in any litigation or arbitration in which Microtune or any of its officers or directors are named as parties; provided that the foregoing shall not prevent any member of the Ramius Group from responding to a validly issued legal process and (ii) the Ramius Group agrees to give Microtune at least five (5) business days notice of the receipt of any legal process requesting information regarding Microtune or any of its officers or directors, to the extent that such notice is legally permissible.

(c) Microtune hereby agrees for the benefit of the Ramius Group, and each controlling person, officer, director, stockholder, agent, Affiliate, employee, partner, attorney, heir, assign, executor, administrator, predecessor and successor, past and present, thereof, as well as each Ramius Director (the Ramius Group and each such person being a “Stockholder Released Person”) as follows:

(i) Microtune, for itself and for its Affiliates, officers, directors, assigns, agents and successors, past and present, hereby agrees and confirms that, effective from and after the date of this Agreement, it hereby acknowledges full and complete satisfaction of, and covenants not to sue, and forever fully releases and discharges each Stockholder Released Person of, and holds each Stockholder Released Person harmless from, any and all Claims of any nature whatsoever, whether known or unknown, suspected or unsuspected, that Microtune may have against the Stockholder Released Persons, in each case with respect to events occurring prior to the date of the execution of this Agreement.

(ii) Microtune understands and agrees that the Claims released by Microtune above include not only those Claims presently known but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the Claims as described above. Microtune understands that it may hereafter discover facts different from or in addition to what it now believes to be true, which if known, could have materially affected this release of Claims, but it nevertheless waives any claims or rights based on different or additional facts.

(d) The Parties intend that the foregoing release be broad with respect to the matter released, provided, however, this release of Claims shall not include claims to enforce the terms of this Agreement; and provided further that nothing in the foregoing release shall be deemed or construed, now or hereafter, as limiting in any manner any right of indemnification inuring to the benefit of any director or former director of Microtune arising under the Restated Certificate, the Bylaws or otherwise.

10. Remedies.

(a) Each of the Parties acknowledges and agrees that a breach or threatened breach by any Party may give rise to irreparable injury inadequately compensable in damages, and accordingly each Party shall be entitled to seek injunctive relief to prevent a breach of the provisions hereof and to enforce specifically the terms and provisions hereof in any state or federal court having jurisdiction, in addition to any other remedy to which such aggrieved Party may be entitled to at law or in equity.

(b) In the event a Party institutes any legal action to enforce such Party’s rights under, or recover damages for breach of this Agreement, the prevailing party or parties in such action shall be entitled to recover from the other party or parties all out-of-pocket costs and expenses, including but not limited to reasonable attorneys’ fees, court costs, witness fees, disbursements and any other expenses of litigation or negotiation incurred by such prevailing party or parties.

11. Expenses. Each Party shall each be responsible for its own fees and expenses incurred in connection with the negotiation, execution and effectuation of this Agreement and the transactions contemplated hereby, including, but not limited to, any matters related to the 2010 Annual Meeting.

12. Notices. Any notice or other communication required or permitted to be given under this Agreement will be sufficient if it is in writing, sent to the applicable address set forth below (or as otherwise specified by a Party by notice to the other Parties in accordance with this Section 11) and delivered personally or sent by recognized overnight courier, postage prepaid, and will be deemed given (a) when so delivered personally, or (b) if sent by recognized overnight courier, one day after the date of sending.

If to Microtune:

Microtune, Inc.

2201 10th Street

Plano, Texas 75074

Attention: Phillip Peterson, Esq.

Telephone: (972) 673-1600

Facsimile: (972) 673-1876

with a copy (which shall not constitute notice to Microtune) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

1301 Avenue of the Americas, 40th Floor

New York, New York 10019

Attention: Warren S de Wied

Telephone: (212) 999-5800

Facsimile: (212) 999-5899

and a copy (which shall not constitute notice to Microtune) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

Attention: David J. Berger

Telephone: (650) 493-9300

Facsimile: (650) 493-6811

If to the Ramius Group:

Ramius Value and Opportunity Master Fund Ltd

c/o RCG Starboard Advisors, LLC

599 Lexington Avenue, 20th Floor

New York, New York 10022

Attention: Owen S. Littman

Telephone: (212) 845-8900

Facsimile: (212) 845-7986

with a copy (which shall not constitute notice to the Ramius Group) to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP

Park Avenue Tower

65 East 55th Street

New York, New York 10022

Attention: Steven Wolosky

Telephone: (212) 451-2300

Facsimile: (212) 451-2222

13. Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions of the Parties in connection with the subject matter hereof.

14. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by the Parties in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

15. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to choice of law principles that would compel the application of the laws of any other jurisdiction.

17. Exclusive Jurisdiction. Each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any Delaware State court in the City of Wilmington, or the United States District Court for the District of Delaware, and any appellate court to such court, in ay action or proceeding arising out of or relating to this Agreement.

18. Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

19. Successors and Assigns. This Agreement shall not be assignable by any of the Parties. This Agreement, however, shall be binding on successors of the Parties.

20. Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the Parties.

21. Further Action. Each Party agrees to execute such additional reasonable documents, and to do and perform such reasonable acts and things necessary or proper to effectuate or further evidence the terms and provisions of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

MICROTUNE, INC.

By:	/s/ James A. Fontaine
Name: James A. Fontaine
Title: Chief Executive Officer and President

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

THE RAMIUS GROUP:

RAMIUS VALUE AND OPPORTUNITY		RCG STARBOARD ADVISORS, LLC
MASTER FUND LTD

By:	RCG Starboard Advisors, LLC,	By:	Ramius LLC,
	its investment manager		its sole member

RAMIUS NAVIGATION MASTER FUND LTD		RAMIUS ADVISORS, LLC

By:	Ramius Advisors, LLC,	By:	Ramius LLC,
	its investment advisor		its sole member

RAMIUS ENTERPRISE MASTER FUND LTD		RAMIUS LLC

By:	Ramius Advisors, LLC,	By:	Cowen Group, Inc.,
	its investment advisor		its sole member

RCG PB, LTD		COWEN GROUP, INC.

By:	Ramius Advisors, LLC,
its investment advisor
RCG HOLDINGS LLC
		By:	C4S & Co., L.L.C.,
its managing member

C4S & CO., L.L.C.

		By:	/s/ Peter A. Cohen
Name: Peter A. Cohen
Title: Authorized Signatory For Each of the
Entities Listed Above

/s/ Peter A. Cohen
PETER A. COHEN
Individually and as attorney-in-fact for Jeffrey M. Solomon,
Morgan B. Stark and Thomas W. Strauss,

/s/ Mark R. Mitchell
MARK R. MITCHELL

Schedule A

The Ramius Group

Ramius Value and Opportunity Master Fund Ltd

Ramius Enterprise Master Fund Ltd

Ramius Navigation Master Fund Ltd

RCG PB, Ltd

Ramius Advisors, LLC

RCG Starboard Advisors, LLC

Ramius LLC

Cowen Group, Inc.

RCG Holdings LLC

C4S & Co., L.L.C.

Peter A. Cohen

Morgan B. Stark

Thomas W. Strauss

Jeffrey M. Solomon

Mark R. Mitchell

Exhibit A

Form of Press Release